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                                                                   EXHIBIT 10.29

               AMENDED AND RESTATED SEVERANCE PROTECTION AGREEMENT

      THIS AMENDED AND RESTATED SEVERANCE PROTECTION AGREEMENT (the "Agreement") made as of the 20th day of April, 2004 (the "Effective Date"), by and between CROWN CRAFTS, INC., a Delaware corporation (the Company"), and E. RANDALL CHESTNUT, an individual resident of the State of Louisiana (the "Executive").

                                   WITNESSETH:

      WHEREAS, the Company and the Executive have entered into that certain Severance Protection Agreement dated as of September 5, 1998 (the "Original Agreement"); and

      WHEREAS, the Company and the Executive now wish to amend and restate the Original Agreement in its entirety in the manner hereinafter set forth;

      NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

      1. TERM OF AGREEMENT. This Agreement shall continue in effect until the second anniversary of the Effective Date; provided, however, that commencing on the date one (1) year after the date hereof and on each annual anniversary thereafter (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), the term of this Agreement shall automatically be extended so as to terminate two (2) years from the Renewal Date, unless either the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended; and provided further, however, that notwithstanding any such notice by the Company not to extend, in the event that prior to the expiration of this Agreement a Change of Control occurs, then under no circumstances shall this Agreement terminate prior to the expiration of two
(2) years after the occurrence of such Change in Control.

      2.    CERTAIN DEFINITIONS.

            2.1. ACCRUED COMPENSATION. For purposes of this Agreement, "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date, including, without limitation, (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (iii) vacation pay, (iv) bonuses and incentive compensation (other than the "Pro Rata Bonus" (as hereinafter defined)), and (v) all other amounts to which the Executive is entitled under any compensation plan of the Company at the times such payments are due.

            2.2. BASE AMOUNT. For purposes of this Agreement, "Base Amount" shall mean the greater of the Executive's annual base salary at the highest rate in effect (i) on, or at any time during the ninety (90) day period prior to, the Termination Date or (ii) at any time during the ninety (90) day period prior to a Change in Control and shall include all amounts of the Executive's base salary that are deferred under any qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

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            2.3.  BONUS AMOUNT. For purposes of this Agreement, "Bonus Amount"
shall mean the highest annual bonus paid or payable to the Executive in respect of any of the five (5) full fiscal years ended immediately prior to the Termination Date or, if greater, the three (3) full fiscal years ended immediately prior to a Change in Control, including, without limitation, any bonus or portion thereof earned but deferred (and annualized for any fiscal year consisting of less than twelve (12) full months or during which the Executive was employed for less than twelve (12) full months).

            2.4. CAUSE. For purposes of this Agreement, a termination of employment is for "Cause" if the Executive has been convicted of a felony or a felony prosecution has been brought against the Executive or if the termination is evidenced by a resolution adopted in good faith by two-thirds (2/3) of the Board of Directors of the Company (the "Board") that the Executive (i) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the Executive's assignment of duties that would constitute "Good Reason" as hereinafter defined) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform, or (ii) intentionally engaged in illegal conduct or gross misconduct which results in material economic harm to the Company; provided, however, that
(A) where the Executive has been terminated for Cause because a felony prosecution has been brought against him and no conviction or plea of guilty or plea of nolo contendere or its equivalent results therefrom, then said termination shall no longer be deemed to have been for Cause and the Executive shall be entitled to all the benefits provided by Section 3.1.1 hereof from and after the date on which the prosecution of the Executive has been dismissed or a judgment of acquittal has been entered, whichever shall first occur; and (B) no termination of the Executive's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, nor failure to act, on the Executive's part, shall be considered "intentional" unless the Executive has acted or failed to act, with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of any senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. Any termination of the Executive's employment by the Company hereunder shall be deemed to be a termination other than for Cause unless it meets all requirements of this
Section 2.4.

            2.5. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean any of the following:

            2.5.1. An acquisition other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as

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amended (the "Exchange Act")) immediately after which such Person has
"Beneficial Ownership" (within the meaning of Rule 13D-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

            2.5.2. The individuals who as of the Effective Date are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

            2.5.3. Approval by shareholders of the Company of:

                        (i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                        (A) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                        (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement

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                              providing for such merger, consolidation or
                              reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                        (C) no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding Voting Securities), has Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                        (ii) A complete liquidation or dissolution of the Company; or

                        (iii) An agreement for the sale or other disposition of
                  all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

            2.6. DISABILITY. For purposes of this Agreement, "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with the Company for a period of one hundred eighty (180) consecutive days and the Executive has not returned to his full time employment prior to the Termination Date as stated in the "Notice of Termination" (as hereinafter defined).

            2.7.  GOOD REASON.

                  2.7.1. For purposes of this Agreement, "Good Reason" shall mean a good faith determination by the Executive, in the Executive's sole and absolute judgment, that any one or more of the following events or conditions has occurred, without the Executive's express written consent, after a Change in Control:

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                        (i)   the assignment to the Executive of any duties
                  inconsistent with the Executive's position (including, without limitation, status, titles and reporting requirements), authority, duties or responsibilities as in effect immediately prior to the Change in Control, or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose isolated and inadvertent action not taken in bad faith and remedied by the Company promptly after receipt of notice thereof given by the Executive;

                        (ii) a reduction by the Company in the Executive's base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time or a change in the eligibility requirements or performance criteria under any bonus, incentive or compensation plan, program or arrangement under which the Executive is covered immediately prior to the Change in Control which adversely affects the Executive;

                        (iii) any failure to pay the Executive any compensation
                  or benefits to which he is entitled within five (5) days of the date due;

                        (iv) a failure to increase the Executive's base salary at least annually at a percentage of base salary no less than the average percentage increases (other than increases resulting solely from the Executive's promotion) granted to the Executive during the three (3) full fiscal years ended prior to a Change in Control (or such less number of full fiscal years during which the Executive was employed);

                        (v) the Company's requiring the Executive to be based anywhere other than within twenty-five (25) miles of the Executive's job location at the time of the Change in Control, except for reasonably required travel on the Company's business which is not greater than such travel requirements prior to the Change in Control;

                        (vi) without replacement by a plan providing benefits to the Executive substantially equivalent to or greater than those discontinued, the failure by the Company to continue in effect, within its maximum stated term, any pension, bonus, incentive, stock ownership, purchase, option, life insurance, health, accident, disability, or any other employee benefit plan, program or arrangement, in which the Executive is participating at the time of the Change in Control, or the taking of any action by the Company that would adversely affect the Executive's participation or materially reduce the Executive's benefits under any of such plans;

                        (vii) the taking of any action by the Company that would
                  materially adversely affect the physical conditions existing at the time of the Change in Control in or under which the Executive performs his

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                  employment duties, provided that the Company may take action with respect to such conditions after a Change in Control so long as such conditions are at least commensurate with the conditions in or under which an officer of the Executive's status would customarily perform his employment duties;

                        (viii) the insolvency or the filing (by any party,
                  including the Company) of a petition for bankruptcy by the Company;

                        (ix) any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of Section 2.4 hereof; or

                        (x) any breach by the Company of any provision of this Agreement.

            2.7.2. Any event described in subsection 2.7.1(i) through (x) which occurs prior to a Change in Control but which the Executive reasonably demonstrates (i) was at the request of a third party who has indicated an intention, or taken steps reasonably calculated, to effect a Change in Control or (ii) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes hereof, notwithstanding that it occurred prior to a Change in Control.

            2.7.3. The Executive's right to terminate his employment pursuant to this Section 2.7 shall not be affected by his incapacity due to physical or mental illness.

            2.8. NOTICE OF TERMINATION. For purposes of this Agreement, "Notice of Termination" shall mean a written notice of termination from the Company, following a Change in Control, of the Executive's employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

            2.9. PRO RATA BONUS. For purposes of this Agreement, "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year through the Termination Date and the denominator of which is 365.

            2.10. TERMINATION DATE. For purposes of this Agreement, "Termination Date" shall mean, in the case of the Executive's death, his date of death, in the case of Good Reason or termination by the Executive during the Window Period (as hereinafter defined), the last day of employment, and in all other cases (other than in the case of a successor or an assignee, which is provided for in Section 6.1 hereof), the date specified in the Notice of Termination; provided, however, that if the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive; and provided further that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days.

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            3.    TERMINATION OF EMPLOYMENT.

                  3.1. If, during the term of this Agreement, the Executive's employment with the Company shall be terminated within two (2) years following a Change in Control under any of the following circumstances, the Executive shall be entitled to the following compensation and benefits:

                        3.1.1. If the Executive's employment with the Company
                  shall be terminated (i) by the Company for Cause or Disability, (ii) by reason of the Executive's death, or (iii) by the Executive other than for Good Reason or other than during the 90-day period commencing 90 days after the occurrence of a Change in Control (the "Window Period"), the Company shall pay to the Executive all Accrued Compensation.

                        3.1.2. If the Executive's employment with the Company
                  shall be terminated for any reason other than as specified in subsection 3.1.1 (including, without limitation, by the Executive for Good Reason or for any reason during the Window Period), the Executive shall be entitled to the following:

                               (i) the Company shall pay the Executive all Accrued Compensation and a Pro-Rata Bonus;

                               (ii)  the Company shall pay the Executive as
                        severance pay and in lieu of any further compensation for periods subsequent to the Termination Date an amount in cash equal to three (3) times the sum of (A) the Base Amount and (B) the Bonus Amount;

                               (iii) for three (3) years or such longer period
                        as may be provided by the terms of the appropriate program, practice or policy (the "Continuation Period"), the Company shall, at its expense, continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits generally made available to the Company's executive salaried employees at any time during the 90-day period prior to the Change in Control or at any time thereafter, provided that (A) the Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder, and (B) this clause (iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including, without limitation, retiree medical and life insurance benefits;

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                               (iv)  the Company shall pay to the Executive in a
                        single payment an amount in cash equal to the excess, if any, of (A) the lump sum actuarial equivalent of the aggregate retirement benefit of the Executive would have been entitled to receive under the Company's supplemental and other retirement plans, if any, had (w) the Executive remained employed by the Company for an additional three (3) complete years of credited service,
                        (x) his annual compensation during such period been equal to his Base Salary and the Bonus Amount, (y) the Company made employer contributions to each defined contribution plan, if any, in which the Executive was a participant at the Termination Date (in an amount equal to the amount of such contribution for the plan year immediately preceding the Termination Date) and (z) he been fully (100%) vested in his benefit under each retirement plan, if any, in which the Executive was a participant, over (B) the lump sum actuarial equivalent of the aggregate retirement benefit, if any, the Executive is actually entitled to received under such retirement plans;

                               (v) (A) the restrictions on any outstanding incentive awards (including, without limitation, restricted stock and granted performance shares or units) under any incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options and stock appreciation rights granted to the Executive shall become immediately exercisable and shall become 100% vested, and all performance units granted to the Executive shall become 100% vested, and
                        (B) the Executive shall have the right to require the Company to purchase, for cash, within five (5) days of the Executive's Termination Date, any shares of stock or shares purchased upon exercise of any options, at a price equal to the fair market value of such shares on the date of purchase by the Company;

                               (vi) the Company shall, at its sole expense as incurred, provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive, in his sole discretion, and which shall include the provision of reasonable office space and secretarial assistance, provided that the Company's responsibility under this Section 3.1.2(vi) shall be limited to $30,000; and

                               (vii) the Company shall reimburse the Executive
                        (upon presentation by the Executive of a statement for such expenses) for reasonable moving expenses, if any, incurred by the Executive in connection with any such termination except to the extent such expenses are paid by the Executive's new employer, if any.

                        3.1.3. The amounts provided for in subsections 3.1.1 and
                  3.1.2(i), (ii) and (iv) shall be paid (A) in a lump sum in cash within five (5) days of the Executive's Termination Date, or (B) at the Executive's option made pursuant to a written election delivered to the Company before the Change in Control, in three

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                  (3) substantially equal annual payments commencing no later than five (5) days after the Executive's Termination Date. Should the Executive elect to receive such payments in installments, the amount of the Company's outstanding obligation to the Executive shall be credited with interest on a monthly basis at a rate equal to the "Applicable Federal Rate," as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), then in effect.

                        3.1.4. The Executive shall not be required to mitigate
                  the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment, except as provided in subsection 3.1.2(iii).

                  3.2.  The severance pay and benefits provided for in this
Section 3 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement.

                  3.3. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect.

      4. NOTICE OF TERMINATION. Following a Change in Control, any purported termination of the Executive's employment by the Company shall be communicated by Notice of Termination to the Executive. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

      5.    EXCISE TAX PAYMENTS.

            5.1. Notwithstanding anything contained in this Agreement to the contrary and without regard to whether the Executive's employment with the Company has terminated, in the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Code) to the Executive or for his benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of any Excise Tax or other tax (including, without limitation, any interest or penalties payable with respect thereto), imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

            5.2. An initial determination as to whether a Gross-Up Payment is required pursuant to this Section 5 and the amount of such Gross-Up Payment shall be made by a nationally-recognized accounting firm selected by the Company and reasonably acceptable to the Executive (the "Accounting Firm"). The Accounting Firm shall provide its determination (the

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"Determination"), together with detailed supporting calculations and documentation, to the Company and the Executive within five (5) days of the Termination Date, if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax), and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Within five (5) days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this Section 5.2 shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. The existence of the Dispute will not in any way affect the right of the Executive to receive the Gross-Up Payment in accordance with the Determination. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive, subject to the application of Section 5.3.

            5.3. As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment"), or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred (i) upon notice (formal or informal) to the Executive from any governmental taxing authority that the tax liability of the Executive (whether in respect of the then current taxable year of the Executive or in respect of any prior taxable year of the Executive) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment, (ii) upon a determination by a court, (iii) by reason of a determination by the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return) or (iv) upon the resolution to the satisfaction of the Executive of the Dispute. If an Underpayment occurs, the Executive shall promptly notify the Company and the Company shall pay to the Executive at least five (5) days prior to the date on which the applicable government taxing authority has requested payment, an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason a failure to file timely a tax return or pay taxes shown due on a return) imposed on the Underpayment. An Excess Payment shall deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments with respect to which the Executive had previously received a Gross-Up Payment. A Final Determination shall be deemed to have occurred when the Executive has received from the applicable government taxing authority a refund of taxes or other reduction in his tax liability by reason of the Excess Payment and upon either (i) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired, or (ii) the statute of limitations with respect to the Executive's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by the Company to the Executive and the Executive shall pay to the Company on demand (but not less than ten (10) days after the determination of such Excess Payment) the amount of the Excess Payment plus

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interest at an annual rate equal to the rate provided for in Section
1274(b)(2)(B) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to the Executive until the date of repayment to the Company.

            5.4. Notwithstanding anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax is imposed on any Payment or Payments, the Company shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

      6.    SUCCESSORS: BINDING AGREEMENT.

            6.1. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) or assign, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession or assignment becomes effective shall be deemed the Termination Date hereunder. As used in the Agreement, Company shall mean the Company as hereinbefore defined and any successor or assign that executes and delivers the agreement provided for in this Section 6.1 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

            6.2. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devise, legatee or other designee or, if there be no such designee, to the Executive's estate.

      7. FEES AND EXPENSES. The Company shall pay all legal fees and related expenses incurred by the Executive as they become due as a result of or in connection with (i) the Executive's termination of employment (including, without limitation, all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement (including, without limitation, any such fees and expenses incurred in connection therewith) or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits, (iii) the Executive's hearing before the Board as contemplated in Section 2.4 of this Agreement, and
(iv) any tax audit or proceeding to the extent attributable to the application of any Excise Tax with respect to any Payment or Payments hereunder, plus in each case interest on any delayed payment at the "Applicable Federal Rate,"

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

as defined in Section 1274(d) of the Code, as then in effect; provided that the circumstances set forth in clauses (i) and (ii) of this Section 7 (other than as a result of the Executive's termination of employment under circumstances described in Section 2.7.2) occurred on or after a Change in Control.

      8. NOTICES. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including, without limitation, the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

      9. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company (except for any severance or termination agreement). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

      10. SETTLEMENT OF CLAIMS. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others. If the Company effects any setoff in violation of the immediately preceding sentence, then, in addition to any other amounts payable to the Executive hereunder, the Company and the Executive agree that, as reasonable liquidated damages therefor, the Executive will be entitled to recover from the Company an amount equal to twice the amount of such setoff.

      11. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      12. GOVERNING LAW. This Agreement shall be governed by and constructed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

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      13.   SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the provisions hereof.

      14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. This Agreement shall constitute an amendment and restatement of the Original Agreement in its entirety. It shall not be necessary to make reference to the Original Agreement, the terms of which are entirely superseded by the provisions of this Agreement.

      15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

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      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and has caused its proper corporate seal to be affixed hereto, and the Executive has executed and delivered this Agreement, all as of the day and year first above written.

                                             CROWN CRAFTS, INC.

[CORPORATE SEAL]

ATTEST:                                      By: /s/ Amy Vidrine Samson
                                                --------------------------------
                                                Name:   AMY VIDRINE SAMSON
/s/ Olivia Woodyear                             Title: VP, CFO
------------------------
Secretary

                                              /s/ E. Randall Chestnut
                                             -----------------------------------
                                             E. RANDALL CHESTNUT

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